    As filed with the Securities and Exchange Commission on April 7, 1995
                                            REGISTRATION NO. 33-58093
- --------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------
                                AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                            ----------------------

                         ALLIANCE PHARMACEUTICAL CORP.
            (Exact name of registrant as specified in its charter)

               NEW YORK                                  14-1644018
     (State or other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                Identification Number)
                            3040 SCIENCE PARK ROAD
                         SAN DIEGO, CALIFORNIA  92121
                                (619) 558-4300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ----------------------

                                 DUANE J. ROTH
                                   PRESIDENT
                            3040 SCIENCE PARK ROAD
                         SAN DIEGO, CALIFORNIA  92121
                                (619) 558-4300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ----------------------

                                  Copies to:
              MELVIN EPSTEIN, ESQ.             STEPHANIE W. ABRAMSON, ESQ.
          STROOCK & STROOCK & LAVAN              MORGAN, LEWIS & BOCKIUS
               7 HANOVER SQUARE                       101 PARK AVENUE
          NEW YORK, NEW YORK  10004             NEW YORK, NEW YORK  10178
               (212) 806-5400                         (212) 309-6000

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

          If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                       PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
TITLE OF SHARES                          AMOUNT TO BE   OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
TO BE REGISTERED                         REGISTERED(1)   PER SHARE(2)          PRICE(2)         FEE(3)
- ---------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share   2,500,000         $5.875         $14,687,500         $5,065
=========================================================================================================

(1) All of these shares are to be offered both in the United States and in certain countries outside the United States. Those shares offered outside the United States may be resold from time to time in the United States in transactions requiring registration under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the last sale price of the registrant's Common Stock as reported on the Nasdaq National Market on March 13, 1995.
(3) Previously paid on March 6, 1995 and March 14, 1995.

                            ----------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The estimated expenses in connection with the offering, all of which will be borne by the Registrant, are as follows:

          SEC Registration Fee................................ $  5,065
          N.A.S.D. Filing Fee.................................    1,969
          Printing Costs......................................   35,000
          Legal Fees and Expenses.............................   50,000
          Placement Agents Expense Reimbursement..............  150,000
          Escrow Agent Fees...................................   15,000
          Accounting Fees and Expenses........................   25,000
          Miscellaneous.......................................   17,966
                                                               --------
          Total............................................... $300,000

                             =============


     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Reference is made to Article VI of the By-Laws of the Registrant and to Sections 721-727 of the New York Business Corporation Law, which, among other things and subject to certain conditions, authorize the Company to indemnify each of its officers and directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such officers or directors.

     ITEM 16.  EXHIBITS

     1.1   Form of U.S. Placement Agency Agreement
     1.2   Form of U.S. Escrow Agreement
     3. Restated Certificate of Incorporation of the Company, as amended, dated December 1, 1994*
     5.    Opinion of Stroock & Stroock & Lavan*
     10.   Material Contracts
     23.1  Consent of Ernst & Young LLP, Independent Auditors*
     23.2  Consent of Deloitte & Touche LLP, Independent Auditors*
     23.3  Consent of Stroock & Stroock & Lavan (included in Exhibit 5)*
     23.4  Consent of Knobbe, Martens, Olson & Bear*
     24.   Powers of Attorney*
     -------------
     * Previously filed.

     ITEM 17.  UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, duly authorized in the City of San Diego, State of California, on April 7, 1995.

                                   ALLIANCE PHARMACEUTICAL CORP.



                                   By:\s\Duane J. Roth
                                       President

          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                                    Title                   Date
- --------------------------------  ----------------------------  --------------

     \s\ Duane J. Roth            President, Chief Executive    April 7, 1995
- --------------------------------
     Duane J. Roth                Officer and Director

     \s\ Theodore D. Roth         Executive Vice President      April 7, 1995
- --------------------------------
     Theodore D. Roth             and Chief Financial Officer

     \s\ Tim T. Hart              Controller, Chief Accounting  April 7, 1995
- --------------------------------
     Tim T. Hart                  Officer

     \s\ Carroll O. Johnson*      Director                      April 7, 1995
- --------------------------------
     Carroll O. Johnson

     \s\ Stephen M. McGrath*      Director                      April 7, 1995
- --------------------------------
     Stephen M. McGrath

     \s\ Helen M. Ranney, M.D.*   Director                      April 7, 1995
- --------------------------------
     Helen M. Ranney, M.D.

     \s\ Donald E. O'Neill*       Director                      April 7, 1995
- --------------------------------
     Donald E. O'Neill

     \s\ Jean Riess, Ph.D.*       Director                      April 7, 1995
- --------------------------------
     Jean Riess, Ph.D.

     \s\ Thomas F. Zuck, M.D.*    Director                      April 7, 1995
- --------------------------------
     Thomas F. Zuck, M.D.


*By: /s/ Theodore D. Roth
    ----------------------------
         Theodore D. Roth
         Attorney-in-Fact

                                 EXHIBIT INDEX
                                 -------------


                                                                     Page Number
                                                                     -----------
     1.1   Placement Agency Agreement*
     1.2   Escrow Agreement*
     3. Restated Certificate of Incorporation of the Company, as amended, dated December 1, 1994***
     5.    Opinion of Stroock & Stroock & Lavan***
     10.   Material Contracts**
     23.1  Consent of Ernst & Young LLP, Independent Auditors***
     23.2  Consent of Deloitte & Touche LLP, Independent Auditors***
     23.3  Consent of Stroock & Stroock & Lavan***
     23.4  Consent of Knobbe, Martens, Olson & Bear***
     24.   Power of Attorney***



     ___________________
     *   Filed herewith.
     **  Included in Exhibit 1.1
     *** Previously filed.